                                                                    EXHIBIT 23.2


INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Pharmacia Corporation's Registration Statements on Form S-8 (Nos. 33-53363, 33-53365, 33-53367, 333-02783, 333-02961, 333-02963, 333-33531, 333-38599, 333-34112, 333-34344,
333-45341, 333-76653, 333-40136, 333-64120,333-82002, 333-91656 and 333-91684)
of our report dated November 1, 2002 (November 15, 2002 as to Note 24) on the consolidated financial statements of Monsanto Company and subsidiaries as of August 13, 2002 and for the period from January 1, 2002 to August 13, 2002; and of our report dated February 5, 2002 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the adoption of Staff Accounting Bulletin No. 101, Revenue Recognition in Financial Statements, in
2000), on the consolidated financial statements of Monsanto Company and subsidiaries as of December 31, 2001 and for each of the two years in the period ended December 31, 2001, incorporated by reference in the annual report of Pharmacia Corporation on Form 10-K for the year ended December 31, 2002.




/s/ Deloitte & Touche LLP

St. Louis, Missouri
March 25, 2003